EXHIBIT 99.1

Coeur d’Alene Mines Corporation
505 Front Avenue, P.O. Box I
Coeur d’Alene, ID 83816-0316
Telephone 208.667.3511
Facsimile 208.667.2213

Press Release

FOR IMMEDIATE RELEASE

COEUR BOOSTS CASH COMPONENT BY C$285 MILLION
IN WHEATON RIVER MERGER PROPOSAL –
SHAREHOLDERS TO NOW RECEIVE 23% OF TOTAL VALUE IN CASH

COEUR OBTAINS COMMITTED FINANCING
FROM MAJOR INTERNATIONAL INVESTMENT BANK
FOR ADDITIONAL CASH PAYMENT TO WHEATON RIVER SHAREHOLDERS

Coeur Mails Information Circular To Wheaton River Shareholders

Coeur Urges ALL Wheaton River Shareholders To VOTE AGAINST Proposed IAMGold
Transaction On GREEN Proxy Card

     Coeur d’Alene, Idaho, June 21, 2004 – Coeur d’Alene Mines Corporation (NYSE:CDE) today announced that it has boosted the cash component of its superior merger proposal to Wheaton River Minerals Ltd. (TSX:WRM, AMEX:WHT) by C$285 million, funded through a committed financing from a major international investment bank. Coeur’s increased cash component now enables Coeur to pay Wheaton River shareholders a minimum of C$1.00 per Wheaton River share in cash – representing 23% of the current value of Coeur’s merger proposal.1

     Coeur also announced that it has commenced mailing of an Information Circular to shareholders of Wheaton River, recommending that they VOTE AGAINST the proposed Wheaton River-IAMGold Corporation (TSX:IMG, AMEX:IAG) plan of arrangement on the GREEN proxy card at Wheaton River’s reconvened Special Meeting of Shareholders scheduled for July 6, 2004. In order to ensure that shareholders’ votes are counted at the Special Meeting, the GREEN proxy card must be received by the early proxy deadline cutoff of 11:00 am (Toronto Time) on July 2, 2004.

     Dennis E. Wheeler, Chairman and Chief Executive Officer of Coeur, said, “We have listened to Wheaton River’s shareholders and have increased our cash component. Coeur’s superior merger proposal now provides Wheaton River shareholders with the option to receive a minimum cash consideration of C$1.00 per share, representing 23% of the current value of Coeur’s merger proposal. In stark contrast, the IAMGold transaction offers no cash whatsoever to Wheaton River shareholders and significantly less total value. Furthermore, IAMGold’s proposal offers less growth, significantly less trading liquidity, no operating synergies and no management operational expertise.”

1 Assuming all of the current outstanding Wheaton River shareholders elect to receive cash, based on the number of issued and outstanding Wheaton River common shares on May 27, 2004, the date Coeur first announced its proposal.

     “By any measure, Coeur’s merger proposal is clearly superior for Wheaton River shareholders. We strongly recommend that all Wheaton River shareholders VOTE AGAINST the proposed IAMGold transaction on the GREEN proxy card promptly. By doing so, shareholders will be sending a strong message to the Wheaton River Board of Directors that they should negotiate with Coeur regarding Coeur’s enhanced superior merger proposal,” added Mr. Wheeler.

     Under Coeur’s enhanced merger proposal, Wheaton River shareholders may now elect to receive either:

(i) $5.00 per Wheaton River common share in cash, subject to the maximum cash consideration discussed below; or

(ii) Coeur common shares or shares of a Canadian subsidiary of Coeur exchangeable into Coeur common shares on a one-to-one basis at the exchange ratio of 0.731 Coeur common shares or exchangeable shares for each Wheaton River common share exchanged.

     There is no limit on the number of Wheaton River common shares that may be exchanged for Coeur common stock (or exchangeable shares). However, the maximum aggregate amount of cash that Coeur will pay to Wheaton River shareholders under the enhanced Coeur proposal is C$570 million. Therefore, elections to receive all cash will be subject to proration if Wheaton River shareholders request in the aggregate to receive more than C$570 million. Based on the number of issued and outstanding Wheaton River common shares on May 27, 2004, if all Wheaton River shareholders elect to receive all cash for their Wheaton River common shares, shareholders will receive C$1.00 per Wheaton River common share in cash and 0.577 Coeur common shares or exchangeable shares of a Canadian subsidiary of Coeur (with value equivalent to Coeur common shares). If less than all Wheaton River shareholders elect the all cash option, Wheaton River shareholders will receive up to C$5.00 per Wheaton River common share in cash (subject to proration based on the maximum aggregate cash consideration of C$570 million).

     The following table sets forth possible results of the consideration options:

Mixture of Consideration Based on Shareholder Election
Form of Consideration	All Shares Option	All Cash Option
Cash	-	C$1.00 per Wheaton River share (1)
Coeur Shares/Exchangeable Shares	0.731 Coeur common shares or exchangeable shares	0.577 Coeur common shares or exchangeable shares (1)
Total Consideration	C$5.06 per Wheaton River common share (2)	C$5.00 per Wheaton River common share (1) (2)

(1) Based on the number of issued and outstanding Wheaton River common shares on May 27, 2004 and assuming that all shareholders select the all cash option.
(2) Based on the value of Coeur common stock on May 27, 2004 and an exchange rate on that date of C$1.3597 for each US$1.00.

     In addition, under Coeur’s enhanced proposal, it is contemplated that warrant and option holders of Wheaton River will be entitled to receive an equivalent value of Coeur warrants and options based on the exchange ratio.

     Coeur noted that while it is the Company’s desire to complete a friendly business combination with Wheaton River by way of a plan of arrangement, if the Wheaton River Board continues to refuse to negotiate with Coeur, Coeur will consider other transaction alternatives, including making a formal offer directly to the shareholders of Wheaton River.

     Following is the letter sent today by Dennis E. Wheeler, Chairman and Chief Executive Officer of Coeur, to Wheaton River’s shareholders:

"COEUR BOOSTS CASH COMPONENT IN WHEATON RIVER MERGER PROPOSAL
– SHAREHOLDERS TO NOW RECEIVE 23% OF TOTAL VALUE IN CASH

SEND A STRONG MESSAGE TO YOUR BOARD THAT IT SHOULD NEGOTIATE
WITH COEUR REGARDING OUR IMPROVED SUPERIOR MERGER PROPOSAL

VOTE AGAINST THE PROPOSED WHEATON RIVER-IAMGOLD PLAN OF
ARRANGEMENT ON THE GREEN PROXY CARD TODAY

June 21, 2004

Dear Wheaton River Shareholder:

     Today, Coeur d’Alene Mines Corporation (“Coeur”) boosted the cash component of its merger proposal to Wheaton River Minerals Ltd. (“Wheaton River”) by C$285 million, funded through a committed financing from a major international investment bank. Coeur’s increased cash component now enables Coeur to pay Wheaton River shareholders a minimum of C$1.00 per Wheaton River share in cash – representing 23% of the current value of Coeur’s merger proposal.2

     With a new vote of Wheaton River shareholders now scheduled for July 6, 2004 regarding the proposed Wheaton River-IAMGold Corporation (“IAMGold”) plan of arrangement, Coeur strongly recommends that all Wheaton River shareholders VOTE AGAINST the proposed IAMGold transaction on the GREEN proxy card today. By doing so, you will be sending a strong message to your Board of Directors that you want it to negotiate with Coeur regarding Coeur’s enhanced superior merger proposal.

COEUR IS COMMITTED TO COMPLETING A COMBINATION
WITH WHEATON RIVER

     Coeur has demonstrated its continuing commitment to complete a business combination with Wheaton River. While it is Ceour’s desire to complete a friendly business combination with Wheaton River by way of a plan of arrangement, if the Wheaton River Board continues to refuse to negotiate with Coeur, Coeur will consider other transaction alternatives, including making a formal offer directly to the shareholders of Wheaton River.

2Assuming all of the current outstanding Wheaton River shareholders elect to receive cash, based on the number of issued and outstanding Wheaton River common shares on May 27, 2004, the date Coeur first announced its proposal.

DON’T MISS THE OPPORTUNITY TO VOTE AT THE NEW SPECIAL MEETING.

The early cutoff for voting your proxy is 11:00 am (Toronto time) on July 2, 2004. Due to the holiday on July 1, 2004 beneficial shareholders in Canada should fax or deliver their GREEN proxy card via overnight express to their intermediary by NOON on June 30, 2004. Beneficial shareholders in the United States should vote by telephone / internet or deliver their GREEN proxy card via overnight express to their intermediary by NOON on July 1, 2004. If shareholders have any questions about how to revoke or change their vote, please call MacKenzie Partners, Inc. at 1-800-322-2885 (toll-free) or 212-929-5500 (call collect).

WE BELIEVE COEUR’S ENHANCED MERGER PROPOSAL IS CLEARLY SUPERIOR
TO THE WHEATON RIVER-IAMGOLD PLAN OF ARRANGEMENT
AND IN THE BEST INTERESTS OF ALL WHEATON RIVER SHAREHOLDERS

     Based on closing share prices on May 27, 2004, Coeur’s enhanced merger proposal will provide Wheaton River shareholders a total value of approximately C$5.00 for each Wheaton River common share, of which at least C$1.00 is cash.

     Coeur’s enhanced merger proposal represents:

•	A premium of C$0.94 for each Wheaton River common share over the IAMGold proposal based on closing share prices on May 27, 2004.

•	An increase of approximately 11% over Coeur’s initial proposal that was announced on May 27, 2004.

•	A premium of 26% to Wheaton River’s closing share price on May 27, 2004.

•	An opportunity for Wheaton River shareholders to receive 23% of the consideration (based on Coeur’s closing share price on June 18, 2004) for their Wheaton River common shares in cash even if all Wheaton River shareholders choose to receive cash.

     In contrast, the Wheaton River-IAMGold plan of arrangement offers Wheaton River shareholders no cash whatsoever and less total value, as well as less growth, significantly less trading liquidity, no operating synergies, and no management operational expertise.

     Under Coeur’s enhanced merger proposal, Wheaton River shareholders may now elect to receive either:

(i) $5.00 per Wheaton River common share in cash, subject to the maximum cash consideration discussed below; or

(ii) Coeur common shares or shares of a Canadian subsidiary of Coeur exchangeable into Coeur common shares on a one-to-one basis at the exchange ratio of 0.731 Coeur common shares or Coeur exchangeable shares for each Wheaton River common share exchanged.

     There is no limit on the number of Wheaton River common shares that may be exchanged for Coeur common stock (or exchangeable shares). However, the maximum aggregate amount of cash that Coeur will pay to Wheaton River shareholders under the enhanced Coeur proposal is C$570 million. Therefore, elections to receive cash will be subject to proration if Wheaton River shareholders request in the aggregate to receive more than C$570 million. Based on the number of issued and outstanding Wheaton River common shares on May 27, 2004, if all Wheaton River shareholders elect to receive cash for their Wheaton River common shares, shareholders will receive C$1.00 per Wheaton River common share in cash and 0.577 common shares or Coeur exchangeable shares. If less than all Wheaton River shareholders elect the cash option, Wheaton River shareholders will receive up to C$5.00 per Wheaton River common share in cash (subject to proration based on the maximum aggregate cash consideration of C$570 million).

A COMBINED COEUR-WHEATON RIVER WILL BE A GLOBAL LEADER IN THE
PRECIOUS METALS INDUSTRY

     A combination of Coeur and Wheaton River will create a global leader in the precious metals industry, focused on the Americas, with one of the highest growth rates in the sector. Our combination will create the fourth largest North American precious metals company, enhance Coeur’s position as the world’s largest primary silver producer, and create a top 10 global gold producer with among the lowest cash costs in the industry. The combination will bring together Coeur’s wholly owned mines and operating expertise in South America with Wheaton River’s properties in South America. Based upon a preliminary review of Wheaton River’s publicly available information, Coeur anticipates cost savings of US$8-10 million annually. The combined company, a totally unhedged precious metals producer, will have a strong balance sheet, increased financial flexibility, and industry leading trading liquidity on both the NYSE and TSX, providing excellent value to both Wheaton River and Coeur shareholders.

COEUR IS WELL-POSITIONED FOR FUTURE SUCCESS

     Coeur is in a strong financial position, with US$235 million in cash and no net debt. In addition to our four operations, we have advanced development projects in Bolivia and Alaska that we expect will nearly double our gold production and increase our silver production by over 50% in the next three years. Between January 1, 2003 and May 27, 2004, Coeur’s share price on the NYSE increased 157%, making Coeur one of the best performers in the precious metals sector.

SEND A STRONG MESSAGE TO YOUR BOARD.

VOTE AGAINST THE PROPOSED WHEATON RIVER-IAMGOLD PLAN OF
ARRANGEMENT ON THE GREEN PROXY CARD TODAY.

     By VOTING AGAINST the proposed IAMGold transaction on the GREEN proxy card, you will be sending a message that your Board of Directors can’t ignore – that you want them to negotiate with Coeur regarding our enhanced superior merger proposal. Shareholders who previously voted AGAINST the IAMGold transaction, but whose votes were not counted at the June 8, 2004 Special Meeting as a result of Wheaton River’s deadline to submit proxies, now have a fair opportunity to make their voices heard. Furthermore, there is now time for Wheaton River shareholders who may have voted in favor of the IAMGold transaction to revoke or change their vote. Even if shareholders have already voted AGAINST on management’s card, we urge you to vote a later dated GREEN proxy card to make sure that this time your vote is counted.

     Wheaton River shareholders who wish to VOTE AGAINST the Wheaton River-IAMGold plan of arrangement can revoke or change their vote by simply submitting a GREEN proxy card. If shareholders have any questions about how to revoke or change their vote, please call MacKenzie Partners, Inc. at 1-800-322-2885 (toll-free) or 212-929-5500 (call collect).

     In order to ensure that shareholders’ votes are counted at the Special Meeting, the GREEN proxy card must be received by July 2, 2004 at 11:00 am (Toronto Time). Make certain your vote will count by signing, dating and mailing your GREEN proxy card today.

Very truly yours,

/s/ Dennis E. Wheeler

Dennis E. Wheeler
Chairman and Chief Executive Officer

     Wheaton River shareholders who wish to VOTE AGAINST the Wheaton River-IAMGold plan of arrangement can revoke or change their vote by simply signing, dating and submitting a GREEN proxy card. If shareholders have any questions about how to revoke or change their vote, please call MacKenzie Partners, Inc. at 1-800-322-2885 (toll-free) or 212-929-5500 (collect). In order to ensure that shareholders’ votes are counted at the Special Meeting, the GREEN proxy card must be received by July 2, 2004 at 11:00 am (Toronto Time).

     CIBC World Markets Inc. is acting as financial advisor to Coeur. Gibson, Dunn & Crutcher LLP and Stikeman Elliott LLP are acting as legal counsel to Coeur.

     Coeur d’Alene Mines Corporation is the world’s largest primary silver producer, as well as a significant, low-cost producer of gold. The Company has mining interests in Nevada, Idaho, Alaska, Argentina, Chile and Bolivia.

Cautionary Statement

The United States Securities and Exchange Commission permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use the term “resource” in this press release which the SEC guidelines strictly prohibit us from including in our filings with the SEC. Investors are urged to consider closely the disclosure in our Form 10-K for the year ended December 31, 2003 and Form 10-Q for the quarter ended March 31, 2004. You can review and obtain copies of that filing from the SEC website at http://www.sec.gov/edgar.html.

This document contains numerous forward-looking statements relating to the Company’s silver and gold mining business. The United States Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. Such forward-looking statements include the statements above as to the impact of the proposed acquisition on both the combined entity and the Company’s shareholders. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the Company’s control. These include negotiation and completion of a formal transaction agreement, governmental regulatory processes, the Company’s ability to successfully integrate the operations of Wheaton River, assumptions with respect to future revenues, expected mining program performance and cash flows and the outcome of contingencies. Operating, exploration and financial data, and other statements in this document are based on information the company believes reasonable, but involve significant uncertainties as to future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, the completion and/or updating of mining feasibility studies, changes that could result from the Company’s future acquisition of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in the Company’s filings from time to time with the SEC, including, without limitation, the Company’s reports on Form 10-K and Form 10-Q. Actual results and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. The Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of Wheaton River or Coeur. If a transaction is agreed upon or an offer commenced, Coeur will file a proxy statement/prospectus and any other relevant documents concerning the proposed transaction with Wheaton River with the SEC and the securities commissions or equivalent regulatory authorities in Canada. YOU ARE URGED TO READ ANY SUCH PROXY STATEMENT/PROSPECTUS IF AND WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN FILED WITH THE SEC AND THE SECURITIES COMMISSIONS OR EQUIVALENT REGULATORY AUTHORITIES IN CANADA BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain any such proxy statement/prospectus (if and when it becomes available) and any other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, you may obtain the proxy statement/prospectus (if and when it becomes available) and the other documents filed by Coeur with the SEC by requesting them in writing from, 400 Coeur d’Alene Mines Building, 505 Front Avenue, Coeur d’Alene, Idaho 83814, Attn: Investor Relations, tel: (208) 667-3511.

# # #

Contacts:	James A. Sabala
Chief Financial Officer
208-769-8152

Mitchell J. Krebs
Vice President of Corporate Development
773-255-9808

Joele Frank / Judith Wilkinson
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Dan Burch / Steve Balet
MacKenzie Partners, Inc.
212-929-5500